Exhibit 99.1

RAM Holdings Ltd.
RAM Reinsurance Company Ltd.
46 Reid Street, Hamilton Bermuda
www.ramre.com

RAM HOLDINGS LTD. COMMENTS ON MOODY’S RATINGS ACTION

HAMILTON, Bermuda, August 8, 2008 (BUSINESS WIRE) -- RAM Holdings Ltd. (Nasdaq:RAMR) responded today to Moody’s Investors Service (Moody’s) ratings action. Moody’s downgraded to A3, from Aa3, the insurance financial strength rating of RAM Reinsurance Company Ltd. (RAM Re). In the same rating action, Moody’s also downgraded the rating of the preference shares of RAM Holdings Ltd. to Ba1 and the rating of Blue Water Trust, a related contingent capital facility, to Baa3. Moody’s stated that its rating action reflects Moody’s views on RAM Re’s overall credit profile in the current environment, including increased expected and stress loss projections among its mortgage-related risk exposures relative to previous estimates and significantly constrained new business prospects. Moody’s also stated that it will continue to review RAM Re’s rating for further possible downgrade.

“While we are disappointed by Moody’s action, we believe we reduced the overall risk profile of our insured portfolio with the previously announced commutation with XL Financial Assurance,” said Vernon M. Endo, Chief Executive Officer. “We will be working with our customers to confirm the ongoing value of our reinsurance. In that regard, we also intend to work closely with Moody’s on establishing the reinsurance credit we provide to each of the primaries, given the recent downgrades. This credit for reinsurance should be determined by the relative ratings of the primary and the reinsurer, and accordingly, we believe there should be no reduction in credit where the ratings gap (formerly Aaa to Aa3) of three notches is maintained or reduced.”

RAM continues to pursue a number of alternatives to improve its capital position and the risk profile of its insured portfolio including commutations of risks. Due to current market conditions, RAM does not expect to raise new capital at the present time.

RAM’s strategy remains subject to change, and there can be no assurance that RAM will be successful in maintaining its current treaties in effect, writing new business, improving its capital position or improving or maintaining its current rating from Moody’s.

The potential consequences of a Moody’s downgrade of RAM Re below Aa3 are described in RAM’s Current Report on Form 8-K filed on February 8, 2008.

Forward-Looking Statements

This release contains statements that may be considered “forward-looking statements.” These statements are based on current expectations and the current views of the economic and operating environment and are not guarantees of future performance. A number of risks and uncertainties, including economic competitive conditions, could cause actual results to differ materially from those projected in forward-looking statements. Our actual results could differ materially from those expressed or implied in the forward-looking statements. Among the risks and uncertainties are (i) any further Moody’s ratings assessments of RAM and its customers, (ii) any further Standard & Poor’s ratings assessments of RAM and its customers, (iii) RAM’s ability to successfully address any rating agency capital requirements within the applicable timeframes, (iv) a further downgrade in financial strength ratings of RAM Re by S&P or Moody’s, (v) higher risk of loss due to deterioration in the credit markets resulting from poor performance of residential mortgage loans, (vi) new competitors entering the market for financial guaranty reinsurance, (vii) changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors; (viii) decreased demand for financial guaranty insurance or our reinsurance products; (ix) the loss of significant customers with whom we have a concentration of our reinsurance in force; (x) legislative and regulatory developments; (xi) changes in regulation or tax laws applicable to us or our customers; (xii) more severe losses or more frequent losses associated with our products; (xiii) losses on credit derivatives; (xiv) changes in our accounting policies and procedures that impact the Company’s reported financial results; and (xv) other risks and uncertainties that have not been identified at this time. The Company undertakes no obligation to revise or update any forward-looking statement to reflect changes in conditions, events, or expectations, except as required by law.

About RAM

RAM Holdings Ltd. is a Bermuda-based holding company. Its operating subsidiary RAM Reinsurance Company Ltd. provides financial guaranty reinsurance for U.S. and international public finance and structured finance transactions. More information can be found at www.ramre.com.

Contact Information:

RAM Holdings Ltd., Hamilton
Victoria Guest, 441-298-2116
vguest@ramre.bm

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